Exhibit 10.1

Manulife Private Credit Fund

SUBADVISORY AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this 1st day of March, 2026 (the “Effective Date”), by and between Manulife Investment Management Private Markets (US) LLC, a Delaware limited liability company (the “Adviser”), and Comvest Credit Advisors LLC, a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	APPOINTMENT OF SUBADVISER

The Subadviser undertakes to act as the investment subadviser to and, subject to the supervision of the Board of Trustees (the “Board” or the “Trustees”) of Manulife Private Credit Fund (the “Portfolio”) and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolio. The Subadviser shall be an independent contractor and will have no authority to act for or represent the Portfolio or Adviser in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or in another writing by the Portfolio and/or Adviser, as applicable.

2.	SERVICES TO BE RENDERED BY THE SUBADVISER TO THE PORTFOLIO

(a)

Subject to the direction and control of the Trustees of the Portfolio, the Subadviser shall, at the direction of the Adviser, manage the investments and determine the composition of the assets of the Portfolio, including any direct or indirect subsidiaries thereof which may include special purpose vehicles, on a discretionary basis in accordance with the Portfolio’s registration statement, as amended, or as subsequently amended in writing (the “Registration Statement”). Subject to the foregoing, in fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolio, the Subadviser shall:

i.

buy, sell (including, without limitation short sales), retain, convert, execute, exchange or otherwise deal in securities, borrow securities, make deposits, subscribe to issues and offers for sale of, and accept placings, underwritings and sub-underwritings, of any securities, effect transactions whether or not on any recognized market or exchange and whether or not frequently traded on any such market or exchange (including, without limitation, derivatives transactions, repurchase and reverse repurchase transactions, and securities lending transactions), negotiate, settle and sign on behalf of the Portfolio any documentation required to be so negotiated, settled or signed in connection with the execution of transactions in relation to the assets of the Portfolio and otherwise act as the Subadviser judges appropriate in relation to the management and investment of assets of the Portfolio;

ii.

obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio that the Subadviser deems relevant to the management of the Portfolio’s investment program;

iii.	formulate and implement a continuous investment program for the Portfolio consistent with the Registration Statement;

iv.

manage required collateral levels in connection with the investment and reinvestment of the assets of the Portfolio. The Subadviser shall provide instructions to the custodian for the Portfolio (the “Custodian”) to post collateral and to call for collateral from counterparties as necessary and shall arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other identifying information (including, but not limited to, CUSIP, SEDOL, or other numbers that identify the securities to be purchased or sold on behalf of the Portfolio) as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolio. The Subadviser shall provide reports with respect to its collateral management activities as requested by the Adviser;

v.	participate in the regular reporting to the Trustees of the Portfolio with respect to the implementation of the investment program for the Portfolio; and

vi.

upon reasonable request by the Adviser, provide reasonable assistance to the Adviser with respect to the Adviser’s fair value pricing of securities held by the Portfolio for which market quotations are not readily available or which may be identified for review from time to time by either the Portfolio or the Subadviser.

(b)

The Subadviser, at its expense, shall furnish (i) all necessary investment and management facilities applicable to its role as subadviser to the Portfolio, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the management of the investments of the Portfolio (excluding non-investment advisory services, such as the determination of net asset value and fund accounting services). For the avoidance of doubt, the Portfolio shall bear all other costs and expenses of its operations, administration and transactions as may be set forth in the Registration Statement. The Adviser acknowledges and agrees that the Subadviser is not responsible to advise or act for the Portfolio in any legal proceedings, including, without limitation, bankruptcies or class actions involving securities held or previously held by the Portfolio or the issuers of such securities but shall provide the Adviser reasonable assistance related to any such legal proceedings. To the extent the Subadviser has received written documentation related to such proceedings related to securities held by the Portfolio which are managed by the Subadviser, the Subadviser shall promptly forward the documentation to the Adviser. Notwithstanding anything in this Agreement to the contrary, the Subadviser shall not be responsible for any expense payable directly to third parties pursuant to separate contractual arrangements between (i) the Portfolio, its subsidiaries, the Adviser, or an affiliate of the Adviser, and (ii) such third parties, in connection with the Subadviser’s performance of the Subadviser’s duties as described in this Agreement.

(c)

The Subadviser will select brokers, dealers, futures commission merchants and other counterparties to effect all transactions for the Portfolio, including without limitation, with respect to transactions in securities, derivatives, foreign currency exchange, commodities and/or any other investments. The Subadviser will place all orders with brokers, dealers, counterparties or issuers, and will negotiate brokerage commissions, spreads and other financial and non-financial terms, as applicable. The Subadviser will always seek the most favorable possible price and best execution in the circumstances in all transactions. Subject to the foregoing, the Subadviser is directed at all times to seek to execute transactions for the Portfolio in accordance with its trading policies, as disclosed by the Subadviser to the Portfolio and/or the Adviser from time to time, but in all cases subject to policies and practices established by the Portfolio and described in the Registration Statement. Notwithstanding the foregoing, the Subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer to the extent permitted under applicable law, including by Section 28(e) of the Securities Exchange Act of 1934, as amended, and by the Registration Statement, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser’s overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser’s other clients, or make available to companies affiliated with the Subadviser or to its members and/or officers for the benefit of their clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers in connection with the Portfolio.

(d)

On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be fair and equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients and in accordance with the Subadviser’s Allocation Policy as disclosed by the Subadviser to the Portfolio and/or the Adviser from time to time.

(e)

The Subadviser shall maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the rules thereunder.

(f)

The Subadviser shall act in compliance with all applicable laws, regulations and fiduciary duties relating to insider trading or insider dealing while in possession of material non-public or inside information.

(g)

The Subadviser may rely on specific information, instructions or requests given or made to Subadviser by the Adviser with respect to the Portfolio and the management of the Portfolio’s assets, which are believed in good faith by the Subadviser to be reliable.

(h)

The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser subject to compliance with applicable laws and regulations including the Investment Company Act.

(i)

The Adviser acknowledges that the Subadviser makes no warranty that any investments made by the Subadviser hereunder will not depreciate in value or at any time not be affected by adverse tax consequences, nor does it give any warranty as to the performance or profitability of the assets or the success of any investment strategy recommended or used by the Subadviser.

3.	TRANSACTIONS WITH AFFILIATES

The Subadviser is authorized from time to time when deemed to be in the best interests of the Portfolio and to the extent permitted by applicable laws and regulations including the Investment Company Act, to purchase and/or sell securities in which the Subadviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities.

4.	COMPENSATION OF SUBADVISER

For the services provided to the Portfolio, the Adviser will pay the Subadviser with respect to the Portfolio the compensation specified in Appendix A to this Agreement.

5.	LIABILITY OF SUBADVISER

(a)

Neither the Subadviser nor any of its members, directors, officers, employees, agents, associated persons or secondees (the “Indemnified Persons”) shall be liable to the Adviser or the Portfolio for any loss suffered by the Adviser or Portfolio resulting from its acts or omissions as Subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors, officers, employees, agents, associated persons or secondees (“Disabling Conduct”).

(b)

Subject to the provisions of clause 2.a. and this clause 5, the Subadviser shall not be liable for any act or omission of any person, firm or company (other than an affiliate) through whom transactions in securities are effected for the Portfolio, including the custodian, administrator and/or the depositary of the Portfolio or any other party having custody, possession or control of the assets of the Portfolio from time to time, or any clearance or settlement system.

(c)

Absent Disabling Conduct, the Adviser will indemnify the Indemnified Persons against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Subadviser’s services under this Agreement or otherwise as Subadviser for the Portfolio.

(d)

Furthermore, an Indemnified Person shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

i.	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnified Person;

ii.	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Person; or

iii.

a court of competent jurisdiction approves a settlement of the claims against the Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Shares were offered or sold as to indemnification for violations of securities laws.

6.	CONFLICTS OF INTEREST

The parties hereto acknowledge that Trustees, officers, agents and shareholders of the Portfolio are or may be interested in the Subadviser as trustees, officers, partners or otherwise; that employees, agents and partners of the Subadviser are or may be interested in the Portfolio as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Portfolio; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Portfolio and the limited liability company agreement of the Subadviser, respectively, or by specific provision of applicable law.

7.	REGULATION

The Subadviser shall submit to all applicable regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other materials which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.	DURATION AND TERMINATION OF AGREEMENT

(a)

This Agreement shall become effective on the Effective Date, subject to the condition that the Board, including a majority of those Trustees who are not interested persons (as such term is defined in the Investment Company Act) of the Portfolio, the Adviser or the Subadviser, as well as the shareholder(s) of the Portfolio, shall have approved this Agreement in the manner required by the Investment Company Act. Unless terminated as provided herein, this Agreement shall remain in full force and effect through and including the second anniversary of the Effective Date, and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio, and (ii) the vote of a majority of those Trustees who are not interested persons (as such term is defined in the Investment Company Act) of the Portfolio, the Adviser or Subadviser at a meeting called for the purpose of voting on such approval in compliance with any applicable requirements under the Investment Company Act or the rules thereunder.

(b)

This Agreement may be terminated at any time, without the payment of any penalty, by the Board, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days’ written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days’ written notice to the Portfolio and the other party.

(c)

This Agreement will automatically terminate, without the payment of any penalty (i) in the event of its assignment (as defined in the Investment Company Act); or (ii) in the event the Advisory Agreement between the Adviser and the Portfolio (the “Advisory Agreement”), terminates for any reason.

(d)

For the avoidance of doubt, the parties acknowledge and agree that their respective rights and obligations under clauses 4, 5, 8, 10, 12, 16, 17, 18 and 19 shall survive and continue in full force and effect after the termination of this Agreement under this clause 8 or the cessation of the Subadviser’s ability to act under this Agreement for any reason whatsoever.

(e)

Termination pursuant to this clause 8 shall be without prejudice to the completion of transactions already initiated by the Subadviser on behalf of the Portfolio and the Subadviser shall complete, as soon as practicable, all transactions initiated prior to such termination and pay for all additional expenses which it necessarily incurs as a result of the termination of its appointment pursuant to this Agreement and any losses necessarily realized in settling or concluding outstanding obligations of the Portfolio incurred by the Subadviser hereunder prior to such occurrence. The fees payable, and any expenses reimbursable, to the Subadviser pursuant to clause 4 of this Agreement shall continue to accrue during the period in which the Subadviser completes such transactions initiated prior to such termination.

9.	PROVISION OF CERTAIN INFORMATION

(a)	The Subadviser shall promptly notify the Adviser in writing of the occurrence of any of the following events:

1.

the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

2.

the Subadviser is served or otherwise receives written notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio; and

3.	any change in actual control or senior management of the Subadviser or any change in the portfolio managers of the Portfolio.

(b)	The Adviser shall promptly furnish to the Subadviser copies of the following documents:

1.	the resolutions of the Board approving the engagement of the Subadviser as a subadviser to the Portfolio and approving the form of this Agreement;

2.	resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Portfolio; and

3.	a list of affiliated brokers and underwriters and other affiliates for compliance with applicable provisions of the Investment Company Act.

The Adviser shall promptly furnish the Subadviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

10.	USE OF NAMES

The Subadviser agrees not to use the names, or any derivatives of the names “Manulife,” “John Hancock,” “Manulife Investment Management Private Markets (US) LLC” or the names of any such entities’ affiliates in any prospectus, sales literature or other material relating to the Portfolio without first obtaining the applicable entity’s express, written consent prior to the use of such name. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, Adviser acknowledges and agrees that Subadviser may disclose any information required to be disclosed under applicable law, including pursuant to the Investment Advisers Act.

11.	AMENDMENTS TO THE AGREEMENT

This Agreement may be amended by the parties if and only if such amendment is specifically approved by the vote of a majority of the Trustees of the Portfolio and by the vote of a majority of the Trustees of the Portfolio who are not interested persons of the Portfolio, the Adviser or Subadviser at a meeting called for the purpose of voting on such approval in compliance with any applicable requirements under the Investment Company Act or the rules thereunder. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment; provided, for the elimination of doubt, that the failure of shareholders of the Portfolio to approve a proposed amendment to this Agreement is not a termination of this Agreement and, in such event, this Agreement shall continue as previously in force and effect.

12.	ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties in relation to the subject matter of this Agreement.

13.	HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.	NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Portfolio or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this clause.

15.	SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, this Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

17.	GOVERNING LAW AND JURISDICTION

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

Each party hereby irrevocably agrees that the courts of the State of Delaware shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

18.	LIMITATION OF LIABILITY

This Agreement and Declaration of Trust of the Portfolio, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the State of Delaware, provides that the name “Manulife Private Credit Fund” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Portfolio shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Portfolio thereof, but only the assets belonging to the Portfolio shall be liable.

19.	CONFIDENTIALITY

(a)

Neither party shall disclose to any person not authorized by the applicable party to receive the same, any confidential information relating to such other party or to the affairs of such other party, including, inter alia, any information regarding the Portfolio, trading in respect thereof, investment recommendations, this Agreement or advice given hereunder (except disclosures made in the normal course of trading and specifically required by the trade) (“Confidential Information”) of which the party disclosing the same shall have become possessed during the period of this Agreement. For the avoidance of doubt, Confidential Information includes all information of or pertaining to the Portfolio, the Adviser, the Subadviser and any of their respective affiliates, whether stored on computer disk or as electronic media, to which a party hereto is given access or otherwise obtains in the course of its provision of the services under this Agreement, including, but not limited to, the Portfolio’s holdings and shareholder information (which includes, without limitation, names, addresses, telephone numbers, account numbers, demographic, financial and transactional information).

(b)	Each party shall (except in the normal course of trading and limited to information specifically required by the trade) not disclose any Confidential Information provided that:

i.

each party shall be entitled to disclose any Confidential Information where such disclosure is required by any law, regulation or rule to which that party or any of its members, officers or directors is subject or by any court or regulatory body of competent jurisdiction either before or after the termination of this Agreement, provided it has given the other party prior written notification (where permissible);

ii.

subject to the Portfolio’s “Policies and Procedures Regarding Disclosure of Portfolio Holdings”, the Subadviser shall be entitled to disclose to any administrator, depositary, custodian and any other counterparty or service provider to the Portfolio such information in relation to the Portfolio and the assets, capital and liabilities of the Portfolio as they may reasonably require in order to discharge their obligations or effect transactions with the Portfolio;

iii.

the Adviser shall be entitled to disclose Confidential Information to the Portfolio and to any administrator, depositary, custodian and any other counterparty or service provider to the Portfolio such information in relation to the Portfolio and the assets, capital and liabilities of the Portfolio as they may reasonably require in order to discharge their obligations under the Advisory Agreement and/or to discharge their obligations or effect transactions with the Portfolio; and

iv.

each party shall be entitled to disclose any Confidential Information required by its legal counsel, auditors and employees to provide their services (subject always to similar duties of confidentiality).

(c)

Each party shall (except in the normal course of trading and limited to information required for a specific trade) use its reasonable endeavors to prevent disclosure of any Confidential Information unless and until:

i.	the other party has given its written consent to such disclosure;

ii.	such information is required to be disclosed to ensure compliance with any applicable laws or regulations; or

iii.	such information is already within the public domain due to reasons other than a breach of this Agreement.

(d)	The obligations of the parties pursuant to this clause 19 shall survive the termination of this Agreement or the termination, assignment or resignation of the Subadviser hereunder.

(e)

Subject to the ability of the parties hereto to defend lawsuits, enforce their respective rights hereunder, comply with legal requirements or governmental requests and fulfil their obligations to clients and investors, neither party shall do or commit any act, matter or thing which would prejudice or bring into disrepute in any manner the business or reputation of any other party or any member or director of any such party. If a party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, that party may disclose such Confidential Information to the extent legally required; provided, however, that that party shall (i) first notify the Portfolio of such legal process, unless such notice is prohibited by statute, rule or court order, (ii) attempt to obtain the Portfolio’s consent to such disclosure, and (iii) in the event consent is not given, agree to permit a motion to quash, or other similar procedural step, to frustrate the production or publication of information. In making any disclosure under such legal process, the parties agree to use commercially reasonable efforts to preserve the confidential nature of such information. Nothing herein shall require a party to fail to honor a validly issued subpoena, court or administrative order, or other legal requirement on a timely basis.

(f)

The Subadviser agrees to treat the Portfolio’s holdings as confidential information in accordance with the Portfolio’s “Policies and Procedures Regarding Disclosure of Portfolio Holdings” as such policy may be amended from time to time, and to prohibit its employees from disclosing or trading while in possession of any such confidential information.

20.	CONSULTATION WITH OTHER SUBADVISERS

As required by Rule 17a-10 under the Investment Company Act, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for the Portfolio in securities or other assets:

i.	other subadvisers to the Portfolio; and

ii.	other subadvisers to a portfolio under common control with the Portfolio.

21.	COMPLIANCE

(a)

In managing the investments of and determining the composition of the assets of the Portfolio and in performing its other services and obligations hereunder, the Subadviser shall: (i) comply with the investment objectives, policies and restrictions of the Portfolio as set forth in the Registration Statement, as from time to time amended or supplemented; (ii) comply with all policies, guidelines, instructions and procedures approved by the Board or the Adviser with respect to the Portfolio and furnished to the Subadviser; (iii) comply with requirements of the Investment Advisers Act, the Investment Company Act and the rules and regulations under each thereof, as the same may be amended from time to time, that are applicable to the Subadviser; (iv) use commercially reasonable efforts to work collaboratively with the Adviser to cause the Portfolio to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company (for so long as the Portfolio seeks to qualify as a regulated investment company under the Code); and (v) comply with all other applicable law, rules and regulations. In addition, the Subadviser shall maintain compliance procedures for the Portfolio that the Subadviser reasonably believes are adequate to ensure its and the Portfolio’s compliance with the foregoing.

(b)

Upon execution of this Agreement, the Subadviser shall provide the Adviser with the Subadviser’s written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Subadviser shall promptly submit to the Adviser upon reasonable request by the Adviser to the Subadviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser by any relevant regulatory authority and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, (iii) documentation of any formal review of the Subadviser’s Compliance Policies and (iv) notification of any material compliance matter that relates to the services provided by the Subadviser to the Portfolio including, but not limited to, any material violation of the Compliance Policies or of the Subadviser’s code of ethics and/or related code. Throughout the term of this Agreement, the Subadviser shall provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Portfolio to comply with Rule 38a-1 under the Investment Company Act. The Subadviser also agrees to provide such other information relating to the Subadviser’s compliance program as may be reasonably requested by the Portfolio, the Portfolio’s Chief Compliance Officer, or his or her authorized representative.

22.	REPRESENTATIONS AND WARRANTIES

(a)	The Subadviser represents, warrants and agrees on a continuing basis the following:

i.	it is duly registered as an investment adviser under the Investment Advisers Act;

ii.	it has the authority to enter into this Agreement; and

iii.

it is duly authorized and empowered to perform its duties and obligations hereunder and the terms of this Agreement do not constitute a breach of any obligations by which the Subadviser is bound whether arising by contract, operation of law or otherwise.

(b)	The Adviser represents, warrants and agrees on a continuing basis the following:

i.	it is duly registered as an investment adviser under the Investment Advisers Act;

ii.	it has the authority to enter into this Agreement;

iii.

it is duly authorized and empowered to perform its duties and obligations hereunder and that the terms of this Agreement do not constitute a breach of any obligations by which the Adviser is bound whether arising by contract, operation of law or otherwise;

iv.	it shall notify the Subadviser, from time to time, of the amount available for investment on behalf of the Portfolio pursuant to this Agreement; and

v.

it shall supply, or procure for the Subadviser, a copy of the Registration Statement (and copies of all amendments thereto, promptly upon such amendment being made), the annual and semi-annual report of the Portfolio.

(c)

The Subadviser and the Adviser each represent and warrant that it shall comply, and procure that its officers and employees which perform services in connection with this Agreement comply, with all applicable laws, rules and regulations relating to anti-bribery and corruption (“Anti-Corruption Laws”).

23.	SERVICES TO OTHER CLIENTS

The Adviser understands, and has advised the Portfolio’s Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser and fiduciary to other managed accounts and as investment adviser or subadviser to other investment companies and may allocate investment opportunities to the Portfolio and other accounts, including investment companies, on a fair and equitable basis over a period of time. Further, the Adviser understands, and has advised the Portfolio’s Board of Trustees that the Subadviser and its affiliates may give advice and take action (including, but not limited to, the timing or nature of action taken) for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

MANULIFE INVESTMENT MANAGEMENT PRIVATE
MARKETS (US) LLC

By:	/s/ Ryan Hanna
Name:	Ryan Hanna
Title:	Global Chief Operating Officer

COMVEST CREDIT ADVISORS LLC

By:	/s/ Michael Altschuler
Name:	Michael Altschuler
Title:	Authorized Signatory

APPENDIX A

The Subadviser shall be entitled to receive from the Adviser compensation (the “Subadvisory Fee”) at the annual rate set forth in the table below, accrued and paid in such manner and in such intervals as the management fee is accrued and paid with respect to the Adviser. The applicable fee rate will be determined by reference to the “Aggregate AUM” (as defined below) and paid in such manner and in such intervals as the management fee is paid with respect to the Adviser.

For the avoidance of doubt, the Subadviser shall not be entitled to any portion of the incentive fee/performance fee that the Adviser may be entitled to receive with respect to the Portfolio.

The Adviser shall provide a quarterly report to the Subadviser detailing the calculation of Aggregate AUM, including a breakdown by entity, mandate, and vehicle, and such report shall be subject to the Subadviser’s review and approval.

AGGREGATE AUM	SUBADVISORY FEE ANNUAL RATE (basis points, per annum)
If Aggregate AUM is $4 billion or less, in respect of the entirety of the aggregate assets from “dollar one” (i.e. , without tiering or breakpoints, such that the stated fee rate applies to the totality of the aggregate assets from “dollar one”):	50 basis points of the Fund’s net asset value

If Aggregate AUM exceeds $4 billion but is at most $6 billion, in respect of the entirety of aggregate assets from “dollar one” (i.e., without tiering or breakpoints, such that the stated fee rate applies to the totality of the aggregate assets from “dollar one”):	45 basis points of the Fund’s net asset value

If Aggregate AUM exceeds $6 billion, in respect of the entirety of aggregate assets from “dollar one” (i.e., without tiering or breakpoints, such that the stated fee rate applies to the totality of the aggregate assets from “dollar one”):	40 basis points of the Fund’s net asset value

For purposes of this Appendix A, “Aggregate AUM” means, as of any month-end (or as of such other time as the management fee with respect to the Adviser is accrued), the sum of (i) book value (amortized cost) of the aggregate senior loan assets owned by any foreign or domestic company that is directly or indirectly a subsidiary of (or otherwise owned or controlled by) Manulife Financial Corporation (“MFC Entity”) and managed by the Subadviser (“Manulife Assets”), plus (ii) the aggregate net asset value of the shares owned by a MFC Entity of each of:

(a) John Hancock GA Senior Loan Trust;

(b) Manulife Private Credit Fund;

(c) Manulife GA Trust;

(d) any future registered or unregistered investment company or business development company that primarily invests in senior loan assets that is also managed by the Subadviser, provided the controlling shareholder thereof is a MFC Entity; and

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(e) any successor (whether via merger, reorganization or other transaction) of any of the foregoing investment companies and/or business development companies that is managed by the Subadviser.

For purposes of determining the Subadvisory Fee, Aggregate AUM shall be calculated so as to exclude any duplication. For the elimination of doubt, investments in any of the registered or unregistered investment companies or business development companies listed in clause (ii) above shall not include investments by other registered or unregistered investment companies or business development companies managed by a MFC Entity or accounts managed by such MFC Entity for third-party clients.

Notwithstanding anything to the contrary contained herein, for purposes of determining Aggregate AUM, the book value of Manulife Assets excludes senior loan assets owned indirectly by an MFC Entity through an entity which such MFC Entity does not control.

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